UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 12, 2010

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (805) 308-9199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 12, 2010, Lenco Mobile Inc. (“Lenco,” “we,” “our” or “us”) entered into a securities purchase agreement with Rendez-Vous Management Limited (“Rendez-Vous”) pursuant to which we issued to Rendez-Vous 175,000 unregistered shares of our common stock in exchange for the cancellation of $700,000 of debt owed by Lenco to Rendez-Vous.  The unregistered shares were sold at the price of $4.00 per share.  Rendez-Vous held 20,317,250 shares or approximately 30.75% of our outstanding common stock prior to the issuance of the 175,000 shares.  Our chief executive officer and director, Michael Levinsohn, is one of a class of beneficiaries of one of the trusts owning a 50% interest in Rendez-Vous.  The securities purchase agreement and the sale of the shares to Rendez-Vous were unanimously approved by our board of directors.  The foregoing description of the terms of the securities purchase agreement is qualified in its entirety by reference to the provisions of such agreement, which is included as an exhibit to this current report on Form 8-K and incorporated herein by reference.

On July 14, 2010, Lenco Mobile Inc. entered into an Amendment No. 2 to Convertible Promissory Note with a holder of a promissory note in the principal amount of $100,000 that we issued in connection with the acquisition of our AdMax Media Inc. business.  The amendment to the promissory note extends the maturity date of such promissory note from July 16, 2010 until January 16, 2011.

We issued a press release on July 15, 2010 announcing the securities purchase transaction with Rendez-Vous and the extension of the maturity date of the convertible promissory note.  The press release is attached as exhibit 99.1 of this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description	Incorporation by Reference
4.1	Amendment No. 2 to Convertible Promissory Note dated July 14, 2010	Filed herewith.
10.1	Securities Purchase Agreement between Lenco and Rendez-Vous Management Limited dated July 12, 2010	Filed herewith.
99.1	Press Release Issued by Lenco on July 15, 2010	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

By: /s/ Michael Levinsohn
Michael Levinsohn
Chief Executive Officer

Date:  July 15, 2010